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As filed with the Securities and Exchange Commission on January 24, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2002

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4649 Morena Boulevard, San Diego CA 92117
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (858) 581-4530

        This Current Report on Form 8-K is filed by PriceSmart, Inc., a Delaware corporation ("PriceSmart"), in connection with the matters described herein.

Item 5. Other Events.

        On January 15, 2002, PriceSmart and Grupo Gigante, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Gigante"), announced that they had entered into a joint venture in Mexico and announced that Gigante and other investors will make investments of $15,000,000 and $5,000,000, respectively, in PriceSmart. The joint venture will be organized as a Mexican corporation, operating under the name PSMT Mexico, S.A. de C.V. ("PSMT Mexico").

        PriceSmart and Gigante entered into a shareholders' agreement (the "Shareholders' Agreement"), setting forth the terms of the joint venture, under which each party will initially contribute $10,000,000 and own 50% of PSMT Mexico. Following these initial contributions, each party will contribute an additional $10,000,000 from time to time as required by the joint venture and agreed to by PriceSmart and Gigante. The $40,000,000 initial capitalization of the joint venture is the anticipated amount required to construct and operate four new warehouse stores in Mexico over a period of 18 months. If PriceSmart and Gigante agree, each party will make further pro rata capital contributions to allow the joint venture to expand further.

        Under the Shareholders' Agreement, at any time after January 15, 2004, either PriceSmart or Gigante may offer to purchase the other's interest in the joint venture. Following receipt of such offer, the offeree must elect to either sell its interest to the offeror under the terms of such offer or purchase the offeror's interest under the terms of such offer. This offer/acceptance mechanism, and the ability of the parties to purchase each other's interest, is triggered by certain additional events, including potential transfers to third parties, a change in control of PriceSmart or Gigante, an impasse of the board of directors or shareholders of PSMT Mexico, or a breach of the Shareholders' Agreement.

        The Shareholders' Agreement also calls for the parties to enter into additional agreements relating to the operation of the joint venture. PriceSmart and PSMT Mexico will enter into a licensing, technology transfer, management and sourcing agreement, which will govern PriceSmart's provision of various products and services to the joint venture. First, PriceSmart will provide its know-how package, which includes training and management support, as well as access to PriceSmart's computer software systems, at PriceSmart's actual cost, and will include the right to use the "PriceSmart" mark and certain other trademarks. Second, PriceSmart will provide, at PriceSmart's actual cost, the management necessary to develop, implement and operate PSMT Mexico's annual business plan, including appointing the chief executive officer and providing such other management as the chief executive officer may deem necessary. Finally, PriceSmart will be the joint venture's exclusive supplier of products manufactured in the United States, so long as its prices are lower than the prices of such goods offered by other suppliers. Gigante and PSMT Mexico will enter into a sourcing and consulting agreement pursuant to which Gigante will be the joint venture's exclusive supplier of products manufactured in Mexico, so long as its prices are lower than the prices of such goods offered by other suppliers, and Gigante will provide, at Gigante's actual cost, its expertise regarding the wholesale retail business, consumer preferences and opportunities in Mexico. The parties also will establish a subsidiary of the joint venture to operate to sell products, at a fixed markup over actual cost, to Gigante in Mexico and PriceSmart outside of Mexico.

        On January 22, 2002, Gigante purchased 15,000 shares of PriceSmart's 8% Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"), a new series of preferred stock, for an aggregate purchase price of $15,000,000 pursuant to a Series A Preferred Stock and Warrant Purchase Agreement entered into on January 15, 2002 between PriceSmart and Gigante (the "Gigante Purchase Agreement"). Gigante also received a warrant (the "Warrant") to purchase 200,000 shares of PriceSmart's common stock (the "Common Stock") at an exercise price of $37.50 per share, subject to customary anti-dilution adjustments. The Warrant expires one year from the date of issuance. On January 22 and 23, 2002, various investors (the "Investors"), including entities affiliated with Sol Price, a significant stockholder of PriceSmart, purchased an aggregate of 5,000 shares of the Series A Preferred Stock on similar terms as Gigante for an aggregate purchase price of $5,000,000. The Series A Preferred Stock is convertible at the option of the holder at any time, or automatically on January 17, 2012, into shares of Common Stock at a conversion price of $37.50 per share, subject to customary anti-dilution adjustments; accrues a cumulative preferential dividend at an annual rate of 8%, payable quarterly in cash; and may be redeemed by PriceSmart at any time on or after January 17, 2007. PriceSmart is required to register with the Securities and Exchange Commission the shares of Common Stock issuable upon conversion or exercise of the Series A Preferred Stock and the Warrant. In addition, the Gigante Purchase Agreement allows Gigante to nominate one director to PriceSmart's board of directors so long as Gigante owns all of its shares of Series A Preferred Stock and the Warrant or all of the shares of Common Stock issuable upon conversion or exercise of such shares of Series A Preferred Stock or the Warrant.

        In connection with Gigante entering into the joint venture and making its investment in PriceSmart, Gigante entered into a Right of First Refusal Agreement dated as of January 15, 2002 (the "Right of First Refusal Agreement") with Robert E. Price, Sol Price, The Price Family Charitable Fund, The Price Group LLC, the Robert and Allison Price Trust, the Robert & Allison Price Charitable Remainder Trust, the Price Family Charitable Trust and the Sol and Helen Price Trust (each a "Price Entity," and collectively, the "Price Entities"). Under the Right of First Refusal Agreement, in the event the Price Entities desire to sell, give or otherwise transfer the 2,356,520 shares of common stock of PriceSmart (the "Stock") owned by the Price Entities to any party other than to (i) another Price Entity, (ii) Gigante or (iii) in the case of a Price Entity that is a trust, the beneficiary of the trust upon an event causing a distribution of trust assets under the trust's governing documents, the Price Entities are obligated to offer to sell the Stock to Gigante on the same terms, except that the Price Entities are permitted to sell, give or otherwise transfer an aggregate of 50,000 shares of the Stock without regard to the transfer restrictions in the Right of First Refusal Agreement. For purposes of the Right of First Refusal Agreement, any merger, recapitalization, sale, transfer or other business combination or disposition involving 50% or more of PriceSmart's assets will constitute a transfer requiring the Price Entities to first offer the Stock to Gigante. This right of first refusal, unless sooner terminated in accordance with the terms of the Right of First Refusal Agreement, will remain in effect until January 22, 2003. Under the Right of First Refusal Agreement, the Price Entities also have agreed to vote the Stock in favor of Gigante's board nominee until January 22, 2004 or until PriceSmart is no longer required to nominate such designee pursuant to the Gigante Purchase Agreement, whichever occurs first.

Item 7. Financial Statements and Exhibits.

    (c)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of PriceSmart, Inc. (incorporated by reference to PriceSmart's Annual Report on Form 10-K for the year ended August 31, 1997 filed with the Securities and Exchange Commission on November 26, 1997).
3.2	Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Cumulative Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof dated January 15, 2002.

10.1	Shareholders' Agreement for PSMT Mexico, S.A. de C.V. dated as of January 15, 2002 between PriceSmart and Grupo Gigante, S.A. de C.V.
10.2	Series A Preferred Stock and Warrant Purchase Agreement dated as of January 15, 2002 between PriceSmart and Grupo Gigante, S.A. de C.V.
10.3	Common Stock Purchase Warrant dated January 17, 2002 issued to Grupo Gigante, S.A. de C.V.
10.4	Series A Preferred Stock Purchase Agreement dated as of January 18, 2002 between PriceSmart and the Investors Listed on Exhibit A Thereto.
10.5	Right of First Refusal Agreement by and among Grupo Gigante, S.A. de C.V. and Robert E. Price, Sol Price, The Price Family Charitable Fund, The Price Group LLC, the Robert and Allison Price Trust, the Robert & Allison Price Charitable Remainder Trust, the Price Family Charitable Trust and the Sol and Helen Price Trust dated as of January 15, 2002.
99.1	Press Release dated January 15, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2002	PRICESMART, INC.
	By:	/s/ ALLAN C. YOUNGBERG Allan C. Youngberg Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of PriceSmart, Inc. (incorporated by reference to PriceSmart's Annual Report on Form 10-K for the year ended August 31, 1997 filed with the Securities and Exchange Commission on November 26, 1997).
3.2	Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Cumulative Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof dated January 15, 2002.
10.1	Shareholders' Agreement for PSMT Mexico, S.A. de C.V. dated as of January 15, 2002 between PriceSmart and Grupo Gigante, S.A. de C.V.
10.2	Series A Preferred Stock and Warrant Purchase Agreement dated as of January 15, 2002 between PriceSmart and Grupo Gigante, S.A. de C.V.
10.3	Common Stock Purchase Warrant dated January 17, 2002 issued to Grupo Gigante, S.A. de C.V.
10.4	Series A Preferred Stock Purchase Agreement dated as of January 18, 2002 between PriceSmart and the Investors Listed on Exhibit A Thereto.
10.5	Right of First Refusal Agreement by and among Grupo Gigante, S.A. de C.V. and Robert E. Price, Sol Price, The Price Family Charitable Fund, The Price Group LLC, the Robert and Allison Price Trust, the Robert & Allison Price Charitable Remainder Trust, the Price Family Charitable Trust and the Sol and Helen Price Trust dated as of January 15, 2002.
99.1	Press Release dated January 15, 2002.

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SIGNATURES
EXHIBIT INDEX